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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                         Michael Foods Acquisition Corp.

                                     - and -

                               Michael Foods, Inc.

                                  $200,000,000

               11 3/4% Senior Subordinated Notes due April 1, 2011

                               Purchase Agreement

                              dated March 16, 2001

                         Banc of America Securities LLC

                            Bear, Stearns & Co. Inc.

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                                Table of Contents

                                                                            Page
                                                                            ----

Section 1.     Representations and Warranties..................................3
        (a)    No Registration Required........................................3
        (b)    No Integration of Offerings or General Solicitation.............3
        (c)    Eligibility for Resale Under Rule 144A..........................4
        (d)    The Offering Memorandum.........................................4
        (e)    The Purchase Agreement..........................................4
        (f)    The Registration Rights Agreement...............................5
        (g)    The DTC Letter of Representations...............................5
        (h)    Authorization of the Securities and the Exchange Securities.....5
        (i)    Authorization of the Indenture..................................6
        (j)    Authorization of the Supplemental Indenture.....................6
        (k)    Authorization of the Pledge Agreement...........................6
        (l)    Security Interest...............................................7
        (m)    Descriptions in the Offering Memorandum.........................7
        (n)    No Material Adverse Change......................................7
        (o)    Independent Accountants.........................................7
        (p)    Preparation of the Financial Statements.........................8
        (q)    Incorporation and Good Standing of Acquisition and the
               Company and its Subsidiaries....................................8
        (r)    Capitalization and Other Capital Stock Matters..................8
        (s)    Non-Contravention of Instruments; No Further
               Authorizations or Approvals Required............................9
        (t)    No Material Actions or Proceedings.............................10
        (u)    Intellectual Property Rights...................................11
        (v)    All Necessary Permits, Etc. ...................................11
        (w)    Title to Properties............................................11
        (x)    Material Agreements............................................11
        (y)    Tax Law Compliance.............................................12
        (z)    Company Not an "Investment Company"............................12
        (aa)   Insurance......................................................12
        (bb)   No Price Stabilization or Manipulation.........................12
        (cc)   Solvency.......................................................13
        (dd)   No Unlawful Contributions or Other Payments....................13
        (ee)   Company's Accounting System....................................13
        (ff)   Compliance with Environmental Laws.............................13
        (gg)   ERISA Compliance...............................................14
        (hh)   Regulation S Compliance........................................15
        (ii)   Taxes; Fees....................................................15
        (jj)   No Labor Disputes..............................................15
        (kk)   Merger.........................................................15
        (ll)   Senior Credit Facility.........................................15
        (mm)   Repayment of Existing Debt.....................................15
        (nn)   No Operations..................................................16


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Section 2.     Purchase, Sale and Delivery of the Securities..................16
        (a)    The Securities.................................................16
        (b)    The Closing Date...............................................16
        (c)    Delivery of the Notes..........................................16
        (d)    Delivery of Offering Memorandum to the Initial Purchasers......17
        (e)    Initial Purchasers as Qualified Institutional Buyer............17

Section 3.     Additional Covenants...........................................17
        (a)    Initial Purchasers' Review of Proposed
               Amendments and Supplements.....................................17
        (b)    Amendments and Supplements to the Offering Memorandum
               and Other Securities Act Matters...............................17
        (c)    Copies of the Offering Memorandum..............................18
        (d)    Blue Sky Compliance............................................18
        (e)    Use of Proceeds................................................18
        (f)    Depositary.....................................................18
        (g)    Additional Issuer Information..................................18
        (h)    Future Agreement Not to Offer or Sell Additional Securities....19
        (i)    Future Reports to the Initial Purchasers.......................19
        (j)    No Integration.................................................19
        (k)    Legended Securities............................................20
        (l)    PORTAL.........................................................20
        (m)    Rating of Securities...........................................20
        (n)    Collateral.....................................................20

Section 4.     Payment of Expenses............................................20

Section 5.     Conditions of the Obligations of the Initial Purchasers........21
        (a)    Accountants' Comfort Letter....................................21
        (b)    No Material Adverse Change or Ratings Agency Change............21
        (c)    Opinion of Counsel for Acquisition.............................21
        (d)    Opinion of Counsel for the Company.............................21
        (e)    Opinion of Counsel for the Initial Purchasers..................22
        (f)    Officers' Certificate..........................................22
        (g)    Bring-down Comfort Letters.....................................22
        (h)    PORTAL Listing.................................................22
        (i)    Registration Rights Agreement..................................22
        (j)    Deposit of Collateral..........................................22
        (k)    Depositary.....................................................23
        (l)    Pledge Agreement...............................................23
        (m)    Agreement with Vestar and the Collateral Agent.................23
        (n)    Additional Documents...........................................23

Section 6.     Reimbursement of Initial Purchasers' Expenses..................23

Section 7.     Offer, Sale and Resale Procedures..............................23
        (a)    Offers and Sales Only to Qualified Institutional Buyers
               and Non-U.S. Persons...........................................23


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        (b)    No General Solicitation........................................24
        (c)    Restrictions on Transfer.......................................24

Section 8.     Indemnification................................................25
        (a)    Indemnification of the Initial Purchasers......................25
        (b)    Indemnification of Acquisition, the Company and
               their Directors and Officers...................................26
        (c)    Notifications and Other Indemnification Procedures.............27
        (d)    Settlements....................................................27

Section 9.     Contribution...................................................28

Section 10.    Termination of this Agreement..................................29

Section 11.    Representations and Indemnities to Survive Delivery............29

Section 12.    Notices........................................................30

Section 13.    Successors.....................................................31

Section 14.    Partial Unenforceability.......................................31

Section 15.    Governing Law; Consent to Jurisdiction.........................31
        (a)    Governing Law Provisions.......................................31
        (b)    Consent to Jurisdiction........................................31

Section 16.    Default of One or More of the Several Initial Purchasers.......32

Section 17.    General Provisions.............................................32

Section 18.    Liability of the Company Prior to the Merger...................33

SCHEDULE A       -    Guarantors

SCHEDULE B       -    Initial Purchasers

SCHEDULE C       -    Material Agreements

SCHEDULE D       -    Domestic Subsidiaries of Michael Foods, Inc.

EXHIBIT A        -    Form of Registration Rights Agreement

EXHIBIT B        -    Form of Pledge Agreement

EXHIBIT C        -    Form of Opinion of Counsel for Acquisition

EXHIBIT D        -    Form of Opinion of Counsel to the Company


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ANNEX 1          -    Terms and Conditions of Offers and Sales


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                               Purchase Agreement

                                                                  March 16, 2001

BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
   as Initial Purchasers
c/o BANC OF AMERICA
9 West 57th Street, 47th Floor New
York, NY 10019

Ladies and Gentlemen:

            Introductory. Michael Foods Acquisition Corp., a Minnesota corporation ("Acquisition"), proposes to issue and sell to Banc of America Securities LLC and Bear, Stearns & Co. Inc. (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule B of a $200,000,000 aggregate principal amount of Acquisition's 11 3/4% Senior Subordinated Notes due April 1, 2011 (the "Notes").

            The Notes will be issued pursuant to an indenture, dated as of March 27, 2001 (the "Indenture"), between Acquisition and BNY Midwest Trust Company, as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of The Depository Trust Company (the "Depositary") or its nominee pursuant to a letter of representations, to be dated as of the Closing Date (as defined in Section 2) to be entered into in connection with the purchase and sale of the Securities (the "DTC Letter of Representations"), among Acquisition, the Trustee and the Depositary.

            As described in the Offering Memorandum (as defined below), the Notes are being sold as part of the financing that will be used to consummate the acquisition of Michael Foods, Inc., a Minnesota corporation (the "Company") pursuant to an Agreement and Plan of Merger dated as of December 21, 2000, as amended on March 6, 2001 (the "Merger Agreement") among the Company, M-Foods Holdings, Inc. and Acquisition, pursuant to which Acquisition will merge with and into the Company (the "Merger"), and the Company will be the surviving corporation and a wholly owned subsidiary of M-Foods Holdings, Inc. M-Foods Holdings, Inc. is a corporation owned by M-Foods Investors, LLC, which, at the consummation of the Merger, will be owned by affiliates of Vestar Capital Partners IV, L.P. ("Vestar") and Goldner Hawn Johnson & Morrison Incorporated, certain members of the Company's senior management and existing stockholders. The Merger is subject to the approval of a majority of the shareholders of the Company.

            All the proceeds from the issuance of the Notes will be delivered to and held by BNY Midwest Trust Company, as collateral agent (the "Collateral Agent"), pursuant to a collateral pledge and security agreement, dated March 27, 2001 (the "Pledge Agreement"). In connection with the consummation of the Merger and the satisfaction of certain conditions set forth in the Pledge Agreement, the Collateral Agent will release the Collateral (as defined in the Pledge Agreement) to or upon the order of Acquisition. In the event the Merger is not consummated prior to May 31, 2001, Acquisition will be required to redeem the Notes in accordance with their terms.

            As a result of the Merger, all of Acquisition's obligations under this Agreement, the Registration Rights Agreement (defined below), the Indenture and the Notes will, by operation of law, become obligations of the Company. In connection with the release of the Collateral in connection with the consummation of the Merger and after consummation of the Merger, the Trustee, the Company and the Guarantors will enter into a supplemental indenture (the "Supplemental Indenture"), a form of which is included as an attachment to the Indenture, whereby the obligations of Acquisition under the Notes and the Indenture will become obligations of the Company and guaranteed by the Guarantors (as defined below).

            The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will, upon consummation of the Merger, become fully and unconditionally guaranteed on a senior subordinated and unsecured basis, jointly and severally by (i) each of the Company's domestic subsidiaries listed in Schedule A attached hereto, and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of the subsidiaries of the Company referred to in (i) and (ii) above (collectively, the "Guarantors"), pursuant to their guarantees (the "Guarantees"). The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities."

            The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of March 27, 2001 (the "Registration Rights Agreement"), among Acquisition (and, after the Merger, the Company) and the Initial Purchasers, substantially in the form of Exhibit A attached hereto, pursuant to which Acquisition (and, after the Merger, the Company) agrees to file, within 90 days of the Closing Date, a registration statement with the Securities and Exchange Commission (the "Commission") registering the Exchange Securities under the Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

            Acquisition and the Company understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree


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that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act ("Rule 144A") or Regulation S under the Securities Act ("Regulation S")).

            Acquisition, with the assistance of the Company, has prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum, dated March 2, 2001 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to the Initial Purchasers, copies of the Offering Memorandum (defined below), describing the terms of the Securities, each for use by the Initial Purchasers in connection with their solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the offering memorandum, dated March 16, 2001, including amendments or supplements thereto, in the most recent form that has been prepared and delivered by Acquisition, with the assistance of the Company, to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3(g)) furnished by Acquisition or the Company prior to the completion of the distribution of the Securities.

            All references in this Agreement to financial statements and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and other information which are incorporated by reference in the Offering Memorandum.

            Each of Acquisition and the Company hereby confirms its respective agreement with the Initial Purchasers as follows:

            Section 1. Representations and Warranties. Acquisition and the Company hereby severally and not jointly represent, warrant and covenant to each Initial Purchaser as follows:

            (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

            (b) No Integration of Offerings or General Solicitation. None of Acquisition, the Company or any Guarantor has, directly or indirectly, solicited any offer to buy or


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

      offered to sell, and none of them will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of Acquisition, the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate")) or any person acting on their behalf (other than the Initial Purchasers, as to whom neither Acquisition, the Company nor any Guarantor makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S,
      (i) none of Acquisition, the Company, the Guarantors, their Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom neither Acquisition, the Company nor any Guarantor makes any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of Acquisition, the Company, the Guarantors and their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Company nor any Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

            (c) Eligibility for Resale Under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

            (d) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to Acquisition or the Company, as the case may be, in writing by the Initial Purchasers expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4). None of Acquisition, the Company or any Guarantor has distributed and none of them will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum, the Offering Memorandum or as agreed upon by the Initial Purchasers.

            (e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) is a valid and binding agreement of, Acquisition and the Company, enforceable in accordance with its terms, except as rights to indemnification

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

      and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (f) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of, Acquisition (and, after the Merger, the Company), enforceable in accordance with its terms, except as to rights to indemnification and contribution thereunder may be limited by applicable law and, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Pursuant to the Registration Rights Agreement, Acquisition (and, after the Merger, the Company) will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of Acquisition (and, after the Merger, the Company) with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

            (g) The DTC Letter of Representations. At the Closing Date, the DTC Letter of Representations will have been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of, Acquisition (and, after the Merger, the Company), enforceable in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (h) Authorization of the Securities and the Exchange Securities. (i) The Notes to be purchased by the Initial Purchasers from Acquisition are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by Acquisition and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of Acquisition (and after the Merger, the Company), enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture; (ii) prior to their issuance, the Exchange Notes will have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Supplemental Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture; (iii) the Guarantees of the Notes will be in the form contemplated by the Supplemental Indenture, will have been, prior to their issuance, duly authorized for issuance and sale pursuant to this Agreement and the Supplemental Indenture and, at the time of the consummation of the Merger, will have been duly executed by each of the Guarantors and, when the Guarantees have been authenticated in the manner provided for in the Supplemental Indenture and delivered, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture; and (iv) prior to their issuance, the Guarantees of the Exchange Notes will be in the form contemplated by the Supplemental Indenture and will have been duly and validly authorized for issuance and sale pursuant to the Supplemental Indenture and, at the time of the consummation of the Merger, when issued and authenticated in accordance with the terms of the Indenture and the Supplemental Indenture, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture and the Supplemental Indenture.

            (i) Authorization of the Indenture. The Indenture has been duly authorized by Acquisition and, at the Closing Date, will have been duly executed and delivered by Acquisition and (assuming due authorization, execution and delivery by other parties thereto) will constitute a valid and binding agreement of Acquisition (and, after the Merger, the Company), enforceable against Acquisition (and, after the Merger, the Company) in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (j) Authorization of the Supplemental Indenture. Prior to the consummation of the Merger, the Supplemental Indenture will be duly authorized by the Company and the Guarantors and, upon consummation of the Merger, will have been duly executed and delivered by the Company and the Guarantors and (assuming due authorization, execution and delivery by other parties thereto) will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (k) Authorization of the Pledge Agreement. The Pledge Agreement has been duly authorized by Acquisition and, at the Closing Date, will have been duly executed and delivered by Acquisition and (assuming due authorization, execution and delivery by other parties thereto) will constitute a valid and binding agreement of Acquisition (and, after the Merger, the Company), enforceable against Acquisition (and, after the Merger, the Company) in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (l) Security Interest. As of the Closing Date, all actions necessary to perfect and protect the security interest in the Collateral (as defined in the Pledge Agreement) created under the Pledge Agreement have been duly made or taken and will be in full force and effect, and the Pledge Agreement creates in favor of the Trustee and the holders of the Notes, together with such actions, a perfected first priority security interest in the Collateral, enforceable as against all creditors of Acquisition (and any persons purporting to purchase any of the Collateral from Acquisition).

            (m) Descriptions in the Offering Memorandum. The Notes, the Guarantees of the Notes, the Indenture and the Pledge Agreement conforms, or will conform, in all material respects to the respective statements relating thereto contained in the Offering Memorandum. The Exchange Securities and the Guarantees of the Exchange Securities will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the Registration Statement at the time such Registration Statement becomes effective.

            (n) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, of Acquisition or the Company and its subsidiaries considered as one entity; (ii) any development that could result in a material delay of the consummation of the Merger or result in the termination of the Merger Agreement (any such change or development referred to in clauses
      (i) and (ii) above is called a "Material Adverse Change"); (iii) Acquisition and the Company and its subsidiaries considered as one entity have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, except in connection with the Merger and related transactions; and (iv) there has been no dividend or distribution of any kind declared, paid or made by Acquisition, the Company or any of its subsidiaries on any class of capital stock (except for dividends paid by a subsidiary of the Company to the Company or to another subsidiary of the Company) or repurchase or redemption by Acquisition, the Company or any of its subsidiaries of any class of capital stock.

            (o) Independent Accountants. Grant Thornton LLP (the "Independent Accountants"), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the

      Offering Memorandum are independent public or certified public accountants with respect to the Company within the meaning of Regulation S-X under the Exchange Act.

            (p) Preparation of the Financial Statements. The consolidated financial statements of the Company, together with the related notes, included in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The financial statements included in the Offering Memorandum comply as to form with the applicable requirements of the Securities Act. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data with respect to the Company and its subsidiaries set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Historical and Condensed Consolidated Pro Forma Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Selected Historical Financial Data" fairly present the historical financial information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Offering Memorandum. The unaudited pro forma financial data of the Company and its subsidiaries, and the related notes thereto included in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are believed to be reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (q) Incorporation and Good Standing of Acquisition and the Company and its Subsidiaries. Each of Acquisition, the Company and the subsidiaries of the Company has been duly organized and is validly existing as a corporation, limited partnership or cooperative, as the case may be, in good standing under the laws of the jurisdiction of its organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and/or perform its obligations, as the case may be, under each of this Agreement, the Indenture, the Registration Rights Agreement, the DTC Letter of Representations, the Pledge Agreement, the Securities and the Exchange Securities to which it is a party. Each of Acquisition, the Company and each of its subsidiaries is duly qualified as a foreign corporation, limited partnership or cooperative, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

            (r) Capitalization and Other Capital Stock Matters. At December 31, 2000, on a consolidated basis, after giving pro forma effect to (i) the issuance and sale of the Securities pursuant hereto, (ii) the consummation of the Merger, the funding of the senior credit facility to be entered into by the Company upon consummation of the Merger (the

      "Senior Credit Facility"), the sale of units of M-Foods Investors, LLC and the repayment of certain of the existing debt of the Company, as described in the Offering Memorandum and (iii) the application of the proceeds from the issuance and sale of the Securities and the funding of the Senior Credit Facility, in the manner described under the caption "Use of Proceeds" in the Offering Memorandum, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization" under the heading "Pro Forma." All of the outstanding shares of capital stock of Acquisition and the Company have been, and in the case of the Company after consummation of the Merger will continue to be, duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding shares of capital stock of Acquisition were, or in the case of the Company after the consummation of the Merger will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Acquisition or the Company, as the case may be. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of Acquisition or the Company or any of the subsidiaries of the Company, other than those described in the Offering Memorandum. The description of the Company's stock option, stock bonus, stock purchase and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and fairly describes such plans, arrangements, options and rights. As of the date hereof, all of the issued and outstanding capital stock of Acquisition has been duly authorized and validly issued, is fully paid and nonassessable and is owned directly by M-Foods Holdings, Inc., free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim and, following the Merger, except as described in the Offering Memorandum, all of the issued and outstanding capital stock of the Company will have been duly authorized and validly issued, fully paid and nonassessable and will be owned directly by M-Foods Holdings, Inc., free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. In addition, all of the issued and outstanding capital stock of each subsidiary, except as described in the Offering Memorandum, has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The only domestic subsidiaries of the Company are those subsidiaries listed in Schedule D hereto.

            (s) Non-Contravention of Instruments; No Further Authorizations or Approvals Required. None of Acquisition, the Company or any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which Acquisition, the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of Acquisition, the Company or any of its subsidiaries is subject (each, an "Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change or except for such defaults that have been waived in writing. The execution, delivery and performance by Acquisition and the Company of its obligations under this Agreement, Acquisition's execution and delivery of, and the performance of Acquisition

      (and, after the Merger, the Company and the Guarantors) of, the Registration Rights Agreement, the DTC Letter of Representations, the Indenture, the Supplemental Indenture and the Pledge Agreement to which it is a party, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum and Acquisition and the Company's execution, delivery and performance of the Merger Agreement and related agreements and the consummation of the transactions contemplated hereby and thereby (i) will not result in any violation of the provisions of the charter or by-laws of Acquisition or the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Acquisition or the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change or Defaults that may arise under the Company's 7.58% senior notes due 2009 (the "7.58% Notes"), and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Acquisition or the Company or any of its subsidiaries except for such violations that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for Acquisition's or the Company's or each Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Indenture, the Supplemental Indenture or the Pledge Agreement, to which it is a party, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as will be obtained by Acquisition, the Company or the Guarantors and are in full force and effect under the Securities Act, the Trust Indenture Act and such as may be required under state securities laws or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum and in connection with Acquisition's (and after the Merger, the Company's) obligations under the Registration Rights Agreement. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Acquisition or the Company and any of its subsidiaries.

            (t) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the knowledge of Acquisition and the Company, threatened (i) against or affecting Acquisition or the Company or any of the Company's subsidiaries, (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to Acquisition or the

      Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the Merger and related transactions or the transactions contemplated by this Agreement.

            (u) Intellectual Property Rights. The Company and its subsidiaries own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or filing would reasonably be expected to result in a Material Adverse Change and, except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct their business as now conducted or contemplated.

            (v) All Necessary Permits, Etc. The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate municipal, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now conducted, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

            (w) Title to Properties. Except as otherwise disclosed in the Offering Memorandum, the Company and each of its subsidiaries has good and marketable title to all their properties and assets reflected as owned in the financial statements referred to in Section 1(p) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries taken as a whole. Any real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material or do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary. Acquisition, as of the date of this Agreement, owns no property or assets.

            (x) Material Agreements. The agreements, contracts or instruments listed in Schedule C attached hereto are the only material agreements, contracts or instruments binding upon Acquisition and/or the Company and its subsidiaries, or will be binding upon the Company or its subsidiaries after the consummation of the Merger, that are material to the operation of the business of Acquisition and/or the Company and its subsidiaries, taken as a whole.

            (y) Tax Law Compliance. The Company and its subsidiaries have filed all federal, state and foreign income and franchise tax returns required to be filed and have paid all taxes shown on such returns required to be paid by any of them which are due and payable and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company and each Guarantor has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(p) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, except where such failure would not reasonably be expected to result in a Material Adverse Change.

            (z) Company Not an "Investment Company". Acquisition and the Company have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Acquisition (and after the Merger, the Company) is not, nor after receipt of payment for the Securities and the application of the proceeds as described in the Offering Memorandum under "Use of Proceeds" will it be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

            (aa) Insurance. Each of the Company and its subsidiaries are, and at the Closing Date will be, insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. To the best of the Company's knowledge, after due inquiry, neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied and there are no claims by the Company or any of its subsidiaries under any current insurance policy as to which any insurance company or institution is denying, or will deny, liability or coverage or defending under a reservation of rights clause.

            (bb) No Price Stabilization or Manipulation. None of Acquisition, the Company, the Guarantors or any of their respective affiliates has taken and will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (cc) Solvency. The Company and each Guarantor is, and, after giving effect to the sale of the Notes, the Merger, the funding of the Senior Credit Facility and the application of the proceeds from the sale of the Notes and the funding of the Senior Credit Facility, as described in the Offering Memorandum, will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company and each Guarantor on a particular date, that on such date (i) the fair market value of the assets of the Company or such Guarantor is greater than the total amount of liabilities (including contingent liabilities) of the Company or such Guarantor, (ii) the present fair salable value of the assets of the Company or such Guarantor is greater than the amount that will be required to pay the probable liabilities of the Company or such Guarantor on its debts as they become absolute and matured, (iii) the Company or such Guarantor is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company or such Guarantor does not have unreasonably small capital.

            (dd) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's or any Guarantor's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

            (ee) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to material assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ff) Compliance with Environmental Laws. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries, to the best of the Company's knowledge after due inquiry, is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is, to the best of the Company's knowledge after due inquiry, no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any Guarantor has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's or any Guarantor's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's or any Guarantor's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

            (gg) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all respects with ERISA or, if not in compliance, would not reasonably be expected to result in a Material Adverse Change. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under

      Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

            (hh) Regulation S Compliance. Acquisition, the Company, the Guarantors and their respective affiliates and all authorized persons acting on their behalf (other than the Initial Purchasers, as to whom Acquisition, the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

            (ii) Taxes; Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by Acquisition of the Securities.

            (jj) No Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors that could have a material adverse effect on the Company or its subsidiaries, taken as a whole.

            (kk) Merger. The Merger Agreement has been duly authorized, executed and delivered by, and (subject to its adoption by the shareholders of the Company) is a valid and binding agreement of Acquisition and the Company enforceable against Acquisition and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and Acquisition and the Company are not aware of any fact which makes the consummation of the Merger unlikely.

            (ll) Senior Credit Facility. Acquisition and the Company are not aware of any fact which will prevent the Company, on the date the Merger is consummated, to borrow funds under the proposed Senior Credit Facility, as described in the Offering Memorandum, that are sufficient, together with the proceeds from the other financings as described in the Offering Memorandum, including the issuance of the Notes, to consummate the Merger.

            (mm) Repayment of Existing Debt. Acquisition and the Company are not aware of any fact that will prevent it, on the date the Merger is consummated, to repay the existing debt of the Company (other than a 30-day notice period requirement, for which the Company is seeking a waiver from the holders thereof, in connection with a redemption of the 7.58% Notes), in the manner contemplated in the Offering Memorandum, with proceeds from the issuance and sale of the Securities or from the funding of the Senior Credit Facility.

            (nn) No Operations. Acquisition has no subsidiaries and has conducted no business prior to the date hereof other than in connection with the transactions contemplated by this Agreement, the Offering Memorandum and the Merger Agreement.

            Any certificate signed by an officer of Acquisition or the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by Acquisition or the Company to each Initial Purchaser as to the matters set forth therein.

            Section 2. Purchase, Sale and Delivery of the Securities.

            (a) The Securities. Acquisition agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities on the basis of the representations, warranties and agreements, and upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from Acquisition the respective principal amount of Notes as set forth on Schedule B, opposite such Initial Purchaser's name payable on the Closing Date.

            (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6069 (or such other place as may be agreed to by Acquisition and the Initial Purchasers) at 9:00 a.m. New York City time, on March 27, 2001, or such other time and date as the Initial Purchasers shall designate by notice to Acquisition (the time and date of such closing are called the "Closing Date"). Acquisition hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by Acquisition or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.

            (c) Delivery of the Notes. Acquisition shall deliver, or cause to be delivered, to Banc of America Securities LLC, for the account of the Initial Purchasers, certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefore, of 100% of the aggregate principal amount of the Notes issued by Acquisition plus interest, if any, from March 27, 2001, which will be immediately deposited in the account established under the Pledge Agreement. Acquisition and, after the consummation of the Merger and release of the Collateral to Acquisition, the Company jointly and severally agree to pay, on the date of the consummation of the Merger, the fees and commissions of the Initial Purchasers, in immediately available funds, equal to 3% of the aggregate principal amount of Notes issued by Acquisition. The certificates for the Notes shall be in such denominations and registered in the name of the Depository or its nominee, pursuant to the DTC Letter of Representations, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial

      Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

            (d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the second business day following the date of this Agreement, Acquisition shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

            (e) Initial Purchasers as Qualified Institutional Buyer. Each Initial Purchaser represents and warrants to, and agrees with, Acquisition that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer"), and (ii) with respect to those Securities sold in reliance on Regulation S, (A) has not engaged and will not engage in any direct selling efforts within the meaning of Regulation S and (B) has complied and will comply with the offering restrictions requirement of Regulations S.

            Section 3. Additional Covenants. Acquisition and the Company further jointly and severally covenants and agrees with each Initial Purchaser as follows:

            (a) Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum, Acquisition or the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and Acquisition or the Company shall not use any such proposed amendment or supplement to which any Initial Purchaser reasonably objects with the advice of its independent counsel.

            (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, Acquisition or the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

            Acquisition and the Company hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3(b).

            (c) Copies of the Offering Memorandum. Acquisition agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested prior to or at the time of the original printing of the Offering Memorandum or any amendment or supplement thereto.

            (d) Blue Sky Compliance. Acquisition and the Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Acquisition and the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. Acquisition and the Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, Acquisition and the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

            (e) Use of Proceeds. Acquisition (and, after the Merger, the Company) shall in connection with the Merger, use the net proceeds from the sale of the Securities sold by it and the funding of the Senior Credit Facility in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

            (f) Depositary. Acquisition (and, after the Merger, the Company) will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

            (g) Additional Issuer Information. At any time the Company is not subject to section 13 or 15 of the Exchange Act, the Company covenants that it will furnish, at its expense, upon request, to registered holders of Securities within the time periods specified in the Exchange Act (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accounts; and
      (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, following the date Acquisition and, after the Merger, the Company is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, Acquisition and, after the Merger, the Company will file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective purchasers of Securities upon request. In addition, Acquisition and, after the Merger, the Company and Guarantors have agreed that, for so long as Securities (but not the Exchange Securities) remain outstanding, they will furnish to holders and beneficial owners of Securities and to securities analysts and prospective purchasers of Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (h) Future Agreement Not to Offer or Sell Additional Securities. Acquisition, during the period of 180 days following the date of the Offering Memorandum, and the Company, for the period which is the shorter of 180 days from the date of the Offering Memorandum the termination of the Merger Agreement, will not, without the prior written consent of Banc of America Securities LLC (which consent may not be unreasonably withheld by such Initial Purchaser), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than to register the Exchange Securities).

            (i) Future Reports to the Initial Purchasers. For so long as any Securities or Exchange Securities remain outstanding, the Company will furnish to the Initial Purchasers (i) within 90 days after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants and including such information and financial statements as would be required if the Issuer were filing such Annual Report with the Commission pursuant to the Exchange Act; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission; and
      (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

            (j) No Integration. Acquisition and, prior to the termination, if any, of the Merger Agreement, the Company each agree that it will not and will cause its affiliates not to, make any offer or sale of securities of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by Acquisition to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

            (k) Legended Securities. Each certificate for a Note will bear the legend substantially in the form contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

            (l) PORTAL. Acquisition will use its reasonable best efforts to cause such Notes when issued to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

            (m) Rating of Securities. Acquisition shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investor Services, Inc. ("Moody's") to provide their respective credit ratings to the Securities.

            (n) Collateral. Acquisition shall direct the deposit of the proceeds of the issuance and sale of the Notes with the Collateral Agent in accordance with the terms of the Pledge Agreement on the Closing Date.

            Banc of America Securities LLC, on behalf of the Initial Purchasers, may, in their sole discretion, waive in writing the performance by Acquisition or the Company of any one or more of the foregoing covenants or extend the time for their performance.

            Section 4. Payment of Expenses. Acquisition (and, after the Merger, the Company) agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses that have been agreed to be paid by Vestar in connection with this Offering, as described in the Amended and Restated Fee Letter (the "Fee Letter"), dated February 15, 2001, entered into among Vestar and the Initial Purchasers and certain of their affiliates, (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of Acquisition's, the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements), and all amendments and supplements thereto, (v) all filing fees, reasonable attorneys' fees and expenses incurred by Acquisition, the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by an Initial Purchaser, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising such Initial Purchaser of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) fees and expenses of the Collateral Agent, including fees and disbursements of counsel for the Collateral Agent in connection with the Pledge Agreement, (viii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the initial listing of the Securities with the PORTAL market, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of Acquisition in connection with approval of the Securities by the Depositary for "book-entry" transfer, and
(x) the
performance by Acquisition and the Company of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel. The provisions of this
Section 4 shall not supercede or otherwise affect any agreement between Acquisition and the Company regarding the allocation of such expenses between themselves.

            Section 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of Acquisition and the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by Acquisition and the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

            (a) Accountants' Comfort Letter. On the date hereof the Initial Purchasers shall have received from the Independent Accountants, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to the Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 71, 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

            (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing
      Date:

                  (i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change the effect of which, in the sole judgment of the Initial Purchasers, makes it impracticable to proceed with the Offering; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of Acquisition or the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

            (c) Opinion of Counsel for Acquisition. On the Closing Date, the Initial Purchasers shall have received the opinion of Kirkland & Ellis, counsel for Acquisition, dated as of such Closing Date, the form of which is attached as Exhibit C.

            (d) Opinion of Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received the opinion of Kaplan, Strangis and Kaplan, P.A., counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D.

            (e) Opinion of Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be requested by the Initial Purchasers and are customary in this type of financing.

            (f) Officers' Certificate. On the Closing Date, the Initial Purchasers shall have received written certificates from Acquisition and the Company executed by the Chairman of the Board, Chief Executive Officer or President of Acquisition and the Company, as the case may be, and the Chief Financial Officer or Chief Accounting Officer of Acquisition and the Company, as the case may be, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) and (iii) of this Section 5, and each further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to the Closing Date, to their knowledge, after due inquiry, there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of
            Acquisition and the Company, as the case may be, and set forth in
            Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

                  (iii) Acquisition and the Company have complied in all
            material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

            (g) Bring-down Comfort Letters. On the Closing Date, the Initial Purchasers shall have received from the Independent Accountants, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

            (h) PORTAL Listing. At the Closing Date, the Notes shall have been designated for trading on the PORTAL market.

            (i) Registration Rights Agreement. Acquisition shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

            (j) Deposit of Collateral. Acquisition shall have deposited, or shall have directed the deposit of, the proceeds of the offering with the Collateral Agent, as contemplated in the Pledge Agreement (it being understood that this condition shall be deemed satisfied to the extent it occurs simultaneously with the purchase and payment of the Securities).

            (k) Depositary. At the Closing Date, the Notes will be eligible for clearance and settlement through the facilities of the Depositary.

            (l) Pledge Agreement. Acquisition shall have entered into the Pledge Agreement and the Initial Purchasers shall have received executed counterparts thereof.

            (m) Agreement with Vestar and the Collateral Agent. Vestar shall have entered into an agreement with the Collateral Agent, as contemplated and attached as an exhibit to the Pledge Agreement, that provides that, if the Merger is not consummated prior to May 31, 2001, Vestar will deposit with the Collateral Agents such funds as required in the Pledge Agreement to redeem the Notes in accordance with their terms.

            (n) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

            If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

            Section 6. Reimbursement of Initial Purchasers' Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of Acquisition or the Company to perform any agreement herein or to comply with any provision hereof, Acquisition agrees to reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, as has been agreed to be paid by Vestar, as described in the Fee Letter.

            Section 7. Offer, Sale and Resale Procedures. The Initial Purchasers, on the one hand, and Acquisition and the Company, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

            (a) Offers and Sales Only to Qualified Institutional Buyers and Non-U.S. Persons. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

            (b) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Securities.

            (c) Restrictions on Transfer. Upon original issuance by Acquisition, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear a legend substantially in the following form:

            "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") ONLY
      (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER

      INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to Acquisition or the Company for any losses, damages or liabilities suffered or incurred by Acquisition or the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

            Section 8. Indemnification.

            (a) Indemnification of the Initial Purchasers. Acquisition and, from and after the Merger, the Company jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and
      Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Acquisition and/or the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of Acquisition or the Company contained herein; or (iii) in whole or in part upon any failure of Acquisition or the Company to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above to the extent such expenses are not covered in items (i) through (iv) (subject to the limitations set forth below), provided that neither Acquisition or the Company shall be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchasers) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action to the extent such expenses are not covered in items (i) through (ii) above (subject to the limitations set forth below); provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Acquisition or the Company by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that Acquisition or, from and after the Merger, the Company may otherwise have.

            (b) Indemnification of Acquisition, the Company and their Directors and Officers. Each Initial Purchaser agrees to indemnify and hold harmless Acquisition and each of its directors and each person, if any, who controls Acquisition within the meaning of the Securities Act or the Exchange Act and the Company and each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which Acquisition or the Company or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchasers), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to Acquisition by the Initial Purchasers expressly for use therein; and to reimburse Acquisition or the Company, or any such director or controlling person for any legal and other expenses reasonably incurred by Acquisition or the Company, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Acquisition and the Company hereby acknowledge that the only information that the Initial Purchasers have furnished to Acquisition expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth (A) in the ninth paragraph on introductory page ii of the Offering Memorandum and (B) the first sentence in the third paragraph, the first three sentences in the fourth paragraph, the third sentence of the sixth paragraph and the eighth paragraph under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

            (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
      Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Initial Purchasers in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or
      (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

            (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than

      45 days after receipt by such indemnifying party of the aforesaid request,
      (ii) such indemnifying party shall have received notice of the final terms of such proposed settlement as soon as practicable prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

            Section 9. Contribution. If the indemnification provided for in
Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party (in the case of the Company, from and after the Merger) shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by Acquisition and it affiliates or the Company and its affiliates, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Acquisition and its affiliates or the Company and its affiliates, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Acquisition and the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by Acquisition and deposited with the Collateral Agent, whether or not the Merger is completed and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of Acquisition and the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by Acquisition or the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

            Acquisition, the Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

            Notwithstanding the provisions of this Section 9, the Initial Purchasers shall not be required to contribute any amount in excess of the discount received by the Initial Purchaser in connection with the Securities distributed by them. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer and employee of the Initial Purchasers and each person, if any, who controls any of the Initial Purchasers within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of Acquisition or the Company, and each person, if any, who controls Acquisition or the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as Acquisition or the Company.

            Section 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to Acquisition and the Company if at any time (i) trading or quotation in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, Delaware or any other state authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; or (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change the effect of which, in the sole judgment of the Initial Purchasers, makes it impracticable to proceed with the offering of the Notes. Any termination pursuant to this Section 10 shall be without liability on the part of (a) Acquisition or the Company to any Initial Purchaser, except that Acquisition and the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to Acquisition or the Company, or (c) of any party hereto to any other party except that the provisions of Section 8, Section 9 and Section 18 shall at all times be effective and shall survive such termination.

            Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of Acquisition and the Company of their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, Acquisition or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

            Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

            Banc of America Securities LLC
            100 North Tryon Street
            7th Floor
            Charlotte, NC  28255
            Facsimile:  704-388-9941
            Attention:  James G. Rose, Jr.

with a copy to:

            Shearman & Sterling
            599 Lexington Avenue
            New York, NY  10022
            Facsimile:  212-848-7179
            Attention:  Rohan S. Weerasinghe

If to the Company:

            Michael Foods, Inc.
            Signal Bank Building
            Suite 324
            5353 Wayzata Boulevard
            Minneapolis, MN  55416
            Facsimile:  952-546-1500
            Attention:  Chief Financial Officer

and if to the Company prior to the Merger:

            Kaplan, Strangis and Kaplan, P.A.
            90 South Seventh Street
            Suite 5500
            Minneapolis, MN  55402
            Facsimile:  612-375-1143
            Attention:  James C. Melville

If to Acquisition:

            Michael Foods Acquisition Corp.
            c/o Vestar Capital Partners IV, L.P.
            1225 17th Street
            Suite 1660 Denver, CO 80202
            Facsimile: 303-292-6300
            Attention:  J. Christopher Henderson

and if to Acquisition or the Company following the Merger:

            Kirkland & Ellis
            200 East Randolph Drive
            Chicago, IL  60601
            Facsimile:  312-861-2200
            Attention:  Dennis M. Myers

            Any party hereto may change the address for receipt of communications by giving written notice to the others.

            Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and
Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers by reason of such purchase.

            Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

            Section 15. Governing Law; Consent to Jurisdiction.

            (a) Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

            (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

            Section 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Notes set forth opposite their respective names on Schedule B bears to the aggregate number of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the aggregate number of Notes with respect to which such default occurs exceeds 10% of the aggregate number of Notes to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and Acquisition for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination, but only as to such non-defaulting Initial Purchasers. In any such case either the Initial Purchasers or Acquisition shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that any changes to the Offering Memorandum or any other documents or arrangements deemed necessary or desirable may be effected.

            As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

            Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof except the Amended and Restated Commitment Letter, dated February 15, 2001, entered into among Vestar and the Initial Purchasers and their affiliates, the description of the payment of fees and expenses in connection with this Offering contained in the Fee Letter and any agreement entered into between the Company and Acquisition relating to the allocation of expenses of the Offering between themselves. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

            Section 18. Liability of the Company Prior to the Merger. Notwithstanding anything to the contrary contained herein, unless and until the Merger is consummated, none of the Company and its subsidiaries shall have any liability arising under or related to this Agreement or arising in connection with or related to the Offering of the Notes, except for liabilities, if any, of the Company in connection with a violation of the Section 3(h) or Section 3(j) of this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to Acquisition and the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                            Very truly yours,


                                            MICHAEL FOODS ACQUISITION CORP.

                                            By:  /s/ Jack M. Feder
                                                -------------------------------
                                                Name:  Jack M. Feder
                                                Title: Secretary


                                            MICHAEL FOODS, INC.

                                            By:   /s/ John D. Reedy
                                                -------------------------------
                                                Name:  John D. Reedy
                                                Title: Executive Vice President,
                                                       Chief Financial Officer
                                                       and Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.


BANC OF AMERICA SECURITIES LLC

By:     /s/ Kurt C. Brechnitz
    -------------------------------
    Name:   Kurt C. Brechnitz
    Title:  Vice President


BEAR, STEARNS & CO. INC.

By:    /s/ John Kilgalon
    -------------------------------
    Name:  John Kilgalon
    Title:

                                                                      SCHEDULE A

                                   GUARANTORS

Guarantor                                          Jurisdiction of Organization
---------                                          ----------------------------

Farm Fresh Foods, Inc.                                       California

Farm Fresh Foods of Nevada, Inc.                             Nevada

Kohler Mix Specialties of CT, Inc.                           Connecticut

Michael Foods of Delaware, Inc.                              Delaware

Casa Trucking, Inc.                                          Minnesota

Crystal Farms Refrigerated Distribution Company              Minnesota

Kohler Mix Specialties, Inc.                                 Minnesota

Midwest Mix, Inc.                                            Minnesota

Minnesota Products, Inc.                                     Minnesota

Papetti's Hygrade Egg Products, Inc.                         Minnesota

Northern Star Co.                                            Minnesota

M.G. Waldbaum Company                                        Nebraska

Papetti Electroheating Corp.                                 New Jersey

WFC, Inc.                                                    Wisconsin

Wisco Farm Cooperative                                       Wisconsin

                                                                      SCHEDULE B

                               INITIAL PURCHASERS

                                                        Aggregate Principal
                                                        Amount of Securities
                       Initial Purchasers                 to be Purchased
                       ------------------              ---------------------

Banc of America Securities LLC ....................... $   140,000,000
Bear, Stearns & Co. Inc. ............................. $    60,000,000
                                                       ---------------
Total                                                  $   200,000,000

                                                                      SCHEDULE C

                               MATERIAL AGREEMENTS

1. Egg Supplier Agreement between Papetti's of Iowa Food Products, Inc. and Sunbest/Papetti Farms dated October 19, 1993.

2. Consolidated, Restated and Amended License Agreement dated June 9, 2000 by and between North Carolina State University and the Company.

3. 7.58% Senior Notes due February 26, 2009 issued under those certain Loan Agreements dated February 26, 1997 between the Company and various lenders named therein, including Metropolitan Life Insurance Company, as Agent, including all security, pledge and collateral agreements related thereto.

4. Form of Credit Agreement, between the Company, as borrower, Holdings and the subsidiaries of the Company from time to time, as guarantors, the lenders from time to time and, Bank of America, N. A., as Agent.

5. Composite Amended Agreement and Plan of Merger, dated as of December 21, 2000, by and among Holdings, the Issuer and the Company.

6. Lease Agreement, dated as of June 1, 1997, by and between Park National Bank Building Corporation and the Company, relating to the lease of office space located at 5353 Wayzata Boulevard, St. Louis Park, MN 55416.

7. Lease, dated as of February 26, 1997, by and between the Company and A&A Urban Renewal, relating to the lease of a facility located at 100 Trumbull St., Elizabeth, NJ.

8. Lease, dated as of February 26, 1997, by and between Michael Foods, Inc. (a Delaware coproration) and Papetti Holding Company, et al., relating to the lease of a facility located at 877-879 E. North Ave., Elizabeth, NJ.

9. Lease, dated as of February 26, 1997, by and between Michael Foods, Inc. (a Delaware corporation) and Papetti Holding Company, relating to the lease of a facility located at 847-855 E. North Ave., Elizabeth, NJ.

10. Lease, dated as of February 26, 1997, by and between Michael Foods, Inc. (a Delaware corporation) and Jersey Pride Urban Renewal, relating to the lease of a facility located at One Papetti Plaza., Elizabeth, NJ.

11. Lease, dated as of January 15, 1993, by and between Midwest Mix, Inc. and Associated Milk Producters, Inc., relating to the lease of a facility located at 1101 Main Street, Sulphur Springs, TX.

12. Lease, dated as of April 30, 1999, by and between Kohler Mix Specialties of Connecticut, Inc. and H.P. Hood, Inc., relating to a lease of a facility located at 100 Milk Lane, Newington, CT.

13. Lease, dated as of May 4, 1988, by and between Park Place OPCO, LLC and Crystal Farms Refrigerated Distribution Company, relating to an office facility located at 6465 Wayzata Blvd. St. Louis Park, MN.

14. Lease Agreement, dated as of June 27, 2000, by and among Civic Center Properties, LLC and the Company, relating to a facility located at 3840 N. Civic Center Dr., North Las Vegas, NV.

15. Letter Agreement, dated as of December 21, 2000, between the Issuer and Vestar Capital Partners IV, L.P.

16. Letter Agreement, dated as of December 21, 2000, between the Issuer and Marathon Fund Limited Partnership IV.

17.   Form of Employment Agreement between the Company and Gregg A. Ostrander.

18.   Form of Employment Agreement between the Company and John D. Reedy.

19.   Form of Employment Agreement between the Company and James D. Clarkson.

20.   Form of Employment Agreement between the Company and Bill L. Goucher.

                                                                      SCHEDULE D

                       SUBSIDIARIES OF MICHAEL FOODS, INC.

Subsidiary                                         Jurisdiction of Organization
----------                                         ----------------------------

Farm Fresh Foods, Inc.                                    California

Farm Fresh Foods of Nevada, Inc.                          Nevada

Kohler Mix Specialties of CT, Inc.                        Connecticut

Michael Foods of Delaware, Inc.                           Delaware

Casa Trucking, Inc.                                       Minnesota

Crystal Farms Refrigerated Distribution Company           Minnesota

Kohler Mix Specialties, Inc.                              Minnesota

Midwest Mix, Inc.                                         Minnesota

Minnesota Products, Inc.                                  Minnesota

Papetti's Hygrade Egg Products, Inc.                      Minnesota

Northern Star Co.                                         Minnesota

M.G. Waldbaum Company                                     Nebraska

Papetti Electroheating Corp.                              New Jersey

R&P Liquid Egg Technology, L.P.                           New Jersey

WFC, Inc.                                                 Wisconsin

Wisco Farm Cooperative                                    Wisconsin

                                                                       EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B

                            FORM OF PLEDGE AGREEMENT

                                                                       EXHIBIT C

                   FORM OF OPINION OF COUNSEL FOR ACQUISITION

                                 March __, 2001

Banc of America Securities LLC
Bear, Stearns & Co. Inc.,
as Initial Purchasers
c/o Banc of America Securities LLC
9 West 57th Street, 47th Floor
New York, New York 10019

            Re:   $200,000,000 __% Senior Subordinated Notes due 2011

Ladies and Gentlemen:

      We are issuing this letter in our capacity as special counsel for Michael Foods Acquisition Corp., a Minnesota corporation (the "Issuer") in response to the requirement in Section 5(c) of the Purchase Agreement dated March 16, 2001 (the "Purchase Agreement") among the Issuer, Michael Foods, Inc., a Minnesota corporation (the "Company"), and Banc of America Securities LLC and Bear, Stearns & Co. Inc. (the "Initial Purchasers" and herein being called "you"). The issuance and sale of the Notes by the Issuer is part of the financing that will be used to consummate the acquisition of the Company in accordance with an agreement and plan of merger dated as of December 21, 2000, and as amended on March 6, 2001 (the "Merger Agreement"), among the Company, M-Foods Holdings, Inc., a Delaware corporation ("Holdings"), and the Issuer. Pursuant to the terms of the Merger Agreement, and subject to the conditions set forth therein, the Issuer will merge with and into the Company (the "Merger") and the Company, as a wholly owned subsidiary of Holdings, will continue as the surviving corporation (the "Surviving Corporation"). Every term which is defined or given a special meaning in the Purchase Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

      In connection with the preparation of this letter, we have among other things read:

      (a) the Offering Memorandum of the Issuer, dated March __, 2001, covering the offering and sale of the Securities (the "Offering Memorandum");

      (b)   an executed original of the Purchase Agreement;

      (c)   an executed original of the Indenture;

      (d)   specimen certificates of the Notes;

      (e)   an executed original of the Registration Rights Agreement;

      (f)   an executed original of the Pledge Agreement;

      (g) the form of the Supplemental Indenture to be executed by the Surviving Corporation and the Subsidiaries (as defined below) upon consummation of the Merger;

      (h) a certified copy of resolutions adopted by the Board of Directors of the Issuer on March 16, 2001;

      (i) copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Notes under the Purchase Agreement; and

      (j) any executed original of the Merger Agreement and certified copies of resolutions adopted by the Board of Directors of the Issuer and Holdings on December 21, 2000 and March 6, 2001 in connection therewith.

      The term "Transaction Documents" is used in this letter to collectively refer to the Purchase Agreement, the Indenture, the Notes, the Registration Rights Agreement and the Pledge Agreement.

      Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1. The Issuer is a corporation existing and in good standing under the Minnesota Business Corporation Act (the "MBCA"). The Issuer is not qualified to do business as a foreign corporation in any state.

2. All of the outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are fully paid and nonassessable. All the outstanding shares of capital stock of the Issuer are owned of record by Holdings and, after consummation of the Merger in accordance with the terms of the Merger Agreement, all the outstanding shares of capital stock of the Surviving Corporation will be owned of record by Holdings. The issuance and sale of Notes by the Issuer will not be subject to any pre-emptive rights under the articles of incorporation or by-laws of the Issuer or any agreement known to us to which the Issuer is a party.

3. The Issuer has the power and authority to enter into and perform its obligations under the Transaction Documents.

4. The Purchase Agreement has been duly authorized, executed and delivered by the Issuer.

5. The Indenture has been duly authorized, executed and delivered by the Issuer, is a valid and binding obligation of the Issuer, and is enforceable against the Issuer in accordance with its terms.


6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer, is a valid and binding obligation of the Issuer, and is enforceable against the Issuer in accordance with its terms.

7. The Pledge Agreement has been duly authorized, executed and delivered by the Issuer, is a valid and binding obligation of the Issuer, and is enforceable against the Issuer in accordance with its terms.

8. The Notes have been duly authorized, executed and delivered by the Issuer and, when paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute Notes under the terms of the Indenture, will constitute valid and binding obligations of the Issuer, and will be enforceable against the Issuer in accordance with their terms.

9. The Board of Directors of the Issuer has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of the Exchange Notes. No approval by the stockholders of the Issuer is required.

10. The execution and delivery of the Transaction Documents by the Issuer, the performance by the Issuer of its respective obligations thereunder, the consummation of the transactions contemplated thereby (including, without limitation, the Issuer's issuance and sale of the Notes to you in accordance with the terms of the Purchase Agreement and the application of the proceeds therefrom in accordance with the terms of the Pledge Agreement), the assumption by operation of law of the obligations of the Issuer under the Notes by the Surviving Corporation in connection with the Merger, the execution of the Supplemental Indenture by the Surviving Corporation and the Subsidiaries, and the issuance of the Guarantees by the Subsidiaries pursuant to the terms of the Supplemental Indenture do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) any of, (i) the charter, bylaws or other organizational documents of the Issuer, the Company and the Subsidiaries, (ii) any statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Offering Memorandum (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Issuer or the Company may be subject as a result of the Initial Purchasers' legal or regulatory status or the involvement of the Initial Purchasers in such transactions, (b) any laws, rules or regulations relating to misrepresentations or fraud or (c) the Securities Act, the Exchange Act or the Trust Indenture Act) or (iii) the terms or provisions of any contract or form of contract set forth on Exhibit A attached hereto (other than item 3 thereof), except for, with respect to items (ii) and
      (iii) only, any such conflict, breach or default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change or to materially impair the ability of the Issuer or, after consummation of the Merger, the Surviving Corporation and the Subsidiaries to perform their respective obligations under the Transaction Documents. The Issuer and the Company have certified to us that Exhibit A represents all of their respective material contracts.


11. To our actual knowledge, no consent, waiver, approval, authorization or order of any court or governmental authority is required in connection with the performance by the Issuer of obligations in connection with the offering, the issuance and sale by the Issuer of the Notes to the Initial Purchasers, the consummation by the Issuer of the other transactions contemplated by the Transaction Documents, the assumption by operation of law of the obligations of the Issuer under the Notes by the Surviving Corporation in connection with the Merger or the issuance of the Guarantees by the Subsidiaries pursuant to the terms of the Supplemental Indenture, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states (and the rules and regulations thereunder), as to which we express no opinion in this paragraph.

12. No registration under the Securities Act of the Notes is required in connection with: (i) the sale of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum; (ii) the initial resale of the Notes by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement; (iii) assumption by operation of law of the obligations of the Issuer under the Notes by the Surviving Corporation in connection with the Merger; or (iv) the issuance of the Guarantees by the Subsidiaries pursuant to the terms of the Supplemental Indenture, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (A) that the Subsequent Purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act, or persons other than U.S. persons in connection with offers made in reliance upon Regulation S under the Securities Act and (B) the compliance with the covenants set forth in Section 7 of the Purchase Agreement by the Initial Purchasers.

13. The information in the Offering Memorandum under the headings "United States Federal Tax Consequences," "Description of Notes" and "Notice to Investors" to the extent that such information summarizes laws, governmental rules or regulations or documents referred to therein is correct in all material respects.

14. We have no knowledge about any legal or governmental proceeding that is pending or threatened against the Issuer, the Company or any of the Subsidiaries that has caused us to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Notes were being registered under the Securities Act but is not so described in the Offering Memorandum. 1.

15. The Issuer is not, nor immediately after the sale of the Notes to the Initial Purchasers and application of the proceeds therefrom in accordance with the terms of the Pledge Agreement will be, an "investment company" as such term is defined in the Investment Company Act. The Company is not, nor immediately after the assumption by operation of law of the obligations of the Issuer under the Notes in connection with the Merger and the application of the net proceeds from the sale of the Notes as described in the Offering Memorandum under the caption "Use of Proceeds" will the Surviving Corporation be, an "investment company" as such term is defined in the Investment Company Act.

16. To our actual knowledge, there are no contracts, agreements or understandings between the Company or the Issuer and any person granting such person the right to require the Company or the Issuer, as applicable, to include any securities with the Exchange Notes registered pursuant to the Exchange Registration Statement.

17. None of the sale, issuance, execution or delivery of the Notes, the assumption by operation of law of the obligations of the Issuer under the Notes in connection with the Merger or the application of the proceeds therefrom in accordance with the terms of the Pledge Agreement and, upon consummation of the Merger, as described in the Offering Memorandum under the caption "Use of Proceeds," will contravene Regulation T (12 C.F.R.
      Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R.
      Part 224) of the Board of Governors of the Federal Reserve System.

18. The Merger Agreement has been duly authorized, executed and delivered by the Issuer and Holdings and approved and adopted by Holdings as to sole stockholder of the Issuer and (assuming the due authorization, execution and delivery by the Company) is enforceable against each in accordance with its terms. All of the obligations of the Issuer under the Transaction Documents will become obligations of the Surviving Corporation by operation of law upon consummation of the Merger pursuant to Section 302A.641, Subd. 2 of the MBCA.

19. The provisions of the Pledge Agreement are effective to create in favor of the Collateral Agent (as defined in the Pledge Agreement) as agent of and securities intermediary for the Trustee, for the benefit of the holders of the Notes, a valid security interest in that portion of the Collateral (as defined in the Pledge Agreement) in which a security interest may be created under Article 9 of the Uniform Commercial Code of the State of New York (the "New York UCC") as security for the payment of the Obligations (as defined in the Pledge Agreement).

20. The Collateral Agent will have a perfected security interest in the Pledged Financial Assets (as defined in the Pledge Agreement) and the Pledged Security Entitlements (as defined in the Pledge Agreement) (collectively, the "Pledged Investment Property") upon BNY Midwest Trust Company, as securities intermediary (the "Securities Intermediary") with respect to such Pledged Investment Property, receiving the certificates, if any, constituting Pledged Financial Assets and indicating by book-entry that the Pledged Financial Assets have been credited to the Collateral Account maintained with the Securities Intermediary by the Collateral Agent for the benefit of the Secured Parties (as defined in the Pledge Agreement), and the Securities Intermediary agreeing that it will comply with entitlement orders with respect to the Pledged Financial Assets originated by the Collateral Agent without further consent by the Issuer. Assuming that neither the Collateral Agent, the Securities Intermediary, nor any other Secured Party has notice of an adverse claim to such Pledged Investment Property or any Pledged Financial Asset and that the security interest of the Collateral Agent for the benefit of the Secured Parties in such Pledged Investment Property is perfected as described above, no action based on an adverse claim to such Pledged Investment Property or such Pledged Financial Assets may be asserted against the Collateral Agent or any other Secured Party.

                                   ----------

      The purpose of our professional engagement was not to establish factual matters, and preparation of the Offering Memorandum involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Offering Memorandum or that the actions taken in connection with the preparation of the Offering Memorandum (including the actions described in the next paragraph) were sufficient to cause the Offering Memorandum to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Offering Memorandum except to the extent otherwise explicitly indicated in numbered paragraph 13 above.

      We can however confirm that we have participated in conferences with representatives of the Company and the Issuer, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the independent accountants for the Company during which disclosures in the Offering Memorandum and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company and the Issuer.

      Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to materiality to a large extent upon the opinions and on statements of officers of the Company, we can, however, advise you that nothing has come to our attention that has caused us to conclude that the Offering Memorandum, at the date it bears or on the date of this letter, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ----------

      Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based. We note that our ongoing representation of the Issuer and Holdings in connection with the transactions contemplated by the Merger Agreement precludes us from serving as counsel to the Company until such time the Merger has been consummated.

      We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Purchase Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Issuer); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

      For purposes of our opinion in paragraph 20 above, we have assumed that:
(A) BNY Midwest Trust Company is a "securities intermediary" within the meaning of Section 8-102(a)(14) of the New York UCC and the Federal Book-Entry Regulations (as defined in the Pledge Agreement) and is acting as such with respect to the Collateral Account pursuant to an agreement governed by the State of New York; (B) the Collateral Account is a "securities account" within the meaning of Section 8-501(a) of the New York UCC; (C) all property from time to time credited to the Collateral Account are "financial assets" within the meaning of Section 8-102(a)(9) of the New York UCC; (D) the Issuer is, and will remain, the only "entitlement holder" (within the meaning of Section 8-102(a)(7) of the New York UCC and the Federal Book-Entry Regulations) of the Collateral Account and the Pledged Financial Assets from time to time credited to the Collateral Account; (E) BNY Midwest Trust Company, as securities intermediary, if it holds the Pledged Financial Assets directly, holds them in the

Collateral Account indorsed to such securities intermediary or in blank; (F) BNY Midwest Trust Company has, and will continue to have, a Participant's Securities Account in its name at the Federal Reserve Bank of New York; and (G) the Federal Reserve Bank of New York has made, and will continue to make, appropriate entries on its records crediting the Pledged Financial Assets referred to in paragraph 20 above consisting of Government Securities (as defined in the Pledge Agreement) to the Participant's Securities Account referred to in clause (F) above. In addition, our opinions in paragraphs 19 and 20 above are further subject to all qualifications in Schedule A.

      In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company and the Issuer or their representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates. For purposes of the first sentence in numbered paragraph 15, we have assumed that the proceeds from the sale of the Notes will be invested in Government Securities as prescribed by the Pledge Agreement.

      We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis at that time who spent substantial time representing the Issuer in connection with the offering effected pursuant to the Offering Memorandum.

      Each opinion (an "enforceability opinion") in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting creditors' rights generally and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected;

principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

      Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York or the federal law of the United States, except that (i) the opinions in paragraphs 4, 5, 6, 7, 8 and 18 with respect to due authorization, execution and delivery of the agreements or instruments referenced therein by the Issuer are based solely on our review of the MBCA; (ii) the opinion in paragraph 18 with respect to due authorization, execution and delivery of the Merger Agreement by Holdings is based on the General Corporation Law of the State of Delaware; and (iii) the opinion in the second sentence of paragraph 21 with respect to the effects of the Merger are based solely on our review of Section 302A.641, Subd. 2 of the MBCA. We note that we are not admitted to practice in the State of Minnesota and, as such, our opinions are based solely on our review of the applicable statutory provisions of the MBCA without regard to any regulations promulgated thereunder or any judicial, administrative or regulatory interpretations thereof. Each of the Transaction Documents provide that the governing law thereunder shall be the laws of the State of New York. We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise under the Transaction Documents. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

      None of the opinions or other advice contained in this letter considers or covers: (i) any state securities or Blue Sky laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Offering Memorandum or
(iii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; or (v) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents). This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement.

      This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

      This letter may be relied upon by the Initial Purchasers only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Initial Purchasers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and
(iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

                                                   Very truly yours,


                                                   KIRKLAND & ELLIS

                                    Exhibit A

                  Material Contracts of the Company and Issuer

1. Egg Supplier Agreement between Papetti's of Iowa Food Products, Inc. and Sunbest/Papetti Farms dated October 19, 1993.

2. Consolidated, Restated and Amended License Agreement dated June 9, 2000 by and between North Carolina State University and the Company.

3. 7.58% Senior Notes due February 26, 2009 issued under those certain Loan Agreements dated February 26, 1997 between the Company and various lenders named therein, including Metropolitan Life Insurance Company, as Agent, including all security, pledge and collateral agreements related thereto.

4. Form of Credit Agreement, between the Company, as borrower, Holdings and the subsidiaries of the Company from time to time, as guarantors, the lenders from time to time and, Bank of America, N. A., as Agent.

5. Composite Amended Agreement and Plan of Merger, dated as of December 21, 2000, by and among Holdings, the Issuer and the Company.

6. Lease Agreement, dated as of June 1, 1997, by and between Park National Bank Building Corporation and the Company, relating to the lease of office space located at 5353 Wayzata Boulevard, St. Louis Park, MN 55416.

7. Lease, dated as of February 26, 1997, by and between the Company and A&A Urban Renewal, relating to the lease of a facility located at 100 Trumbull St., Elizabeth, NJ.

8. Lease, dated as of February 26, 1997, by and between Michael Foods, Inc. (a Delaware coproration) and Papetti Holding Company, et al., relating to the lease of a facility located at 877-879 E. North Ave., Elizabeth, NJ.

9. Lease, dated as of February 26, 1997, by and between Michael Foods, Inc. (a Delaware corporation) and Papetti Holding Company, relating to the lease of a facility located at 847-855 E. North Ave., Elizabeth, NJ.

10. Lease, dated as of February 26, 1997, by and between Michael Foods, Inc. (a Delaware corporation) and Jersey Pride Urban Renewal, relating to the lease of a facility located at One Papetti Plaza., Elizabeth, NJ.

11. Lease, dated as of January 15, 1993, by and between Midwest Mix, Inc. and Associated Milk Producters, Inc., relating to the lease of a facility located at 1101 Main Street, Sulphur Springs, TX.

12. Lease, dated as of April 30, 1999, by and between Kohler Mix Specialties of Connecticut, Inc. and H.P. Hood, Inc., relating to a lease of a facility located at 100 Milk Lane, Newington, CT.

13. Lease, dated as of May 4, 1988, by and between Park Place OPCO, LLC and Crystal Farms Refrigerated Distribution Company, relating to an office facility located at 6465 Wayzata Blvd. St. Louis Park, MN.

14. Lease Agreement, dated as of June 27, 2000, by and among Civic Center Properties, LLC and the Company, relating to a facility located at 3840 N. Civic Center Dr., North Las Vegas, NV.

15. Letter Agreement, dated as of December 21, 2000, between the Issuer and Vestar Capital Partners IV, L.P.

16. Letter Agreement, dated as of December 21, 2000, between the Issuer and Marathon Fund Limited Partnership IV.

17.   Form of Employment Agreement between the Company and Gregg A. Ostrander.

18.   Form of Employment Agreement between the Company and John D. Reedy.

19.   Form of Employment Agreement between the Company and James D. Clarkson.

20.   Form of Employment Agreement between the Company and Bill L. Goucher.

                                   Schedule A

                                 Qualifications

            The opinions and advice contained in paragraphs 19 and 20 of our letter are subject to the following advice:

      (a) Our opinions regarding the creation and perfection of security interests are subject to (i) the limitations on the existence and perfection of security interests in collateral following its sale, exchange or other disposition, and in proceeds resulting from the operation of Sections 9-306 and 9-309 of the New York UCC, and (ii) the effect of Section 547 of the Bankruptcy Code with respect to preferential transfers and Section 552 of the Bankruptcy Code with respect to any collateral acquired by the Issuer subsequent to the commencement of a case against or by the Issuer under the Bankruptcy Code.

      (b) The rights of an entitlement holder with respect to any security entitlement are subject to the limitations set forth in Section 8-503 of the New York UCC.

      c) Our opinions regarding the priority of security interests are subject to the provisions of Sections 9-115(5)(b) and 9-115(5)(c) of the New York UCC.

                                                                       EXHIBIT D

                    FORM OF OPINION OF COUNSEL OF THE COMPANY

            Opinion of Kaplan, Strangis and Kaplan, P.A., counsel of the Company to be delivered pursuant to Section 5(d) of the Purchase Agreement.

                                 March 27, 2001

Banc of America Securities LLC
Bear, Stearns & Co. Inc.,
as Initial Purchasers
c/o Banc of America Securities LLC
9 West 57th Street, 47th Floor
New York, New York 10019

            Re: Michael Foods, Inc. $200,000,000 11 3/4% Senior Subordinated Notes due 2011

Ladies and Gentlemen:

      We have acted as special counsel to Michael Foods, Inc., a Minnesota Corporation (the "Company"), in connection with the Purchase Agreement dated March 16, 2001 (the "Purchase Agreement") among the Company, Michael Foods Acquisition Corp., a Minnesota corporation, and Banc of America Securities LLC and Bear, Stearns & Co. Inc. This opinion is being delivered pursuant to Section 5(d) of the Purchase Agreement. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Purchase Agreement.

      In connection with this opinion, we have reviewed the following documents:

      (i)   An executed original of the Purchase Agreement;

      (ii) A certified copy of resolutions adopted by the Board of Directors of the Company on February 28, 2001 with respect to the Purchase Agreement; and

      (iii) An executed original of the Merger Agreement and certified copies of resolutions adopted by the Board of Directors of the Company on December 21, 2000 and February 28, 2001 in connection therewith.

      In addition, we have examined such documents, reviewed such questions of law and received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion.

      As to questions of fact material to our opinions, we have relied upon representations made in the Purchase Agreement and upon certificates of officers of the Company and of public officials (including, without limitation, those certificates delivered to others on the Closing Date). We have also assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraphs 2 (with respect to the Company's subsidiaries listed in Exhibit B) and 3 below, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinions are not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

      In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

      Whenever our opinion expressed in this letter provides advice about (or is based upon) our knowledge of any particular information or about any information which has or has not come to our attention, such advice is based entirely upon the conscious awareness at the time this letter is delivered on the date it bears by Mary S. Giesler and James C. Melville, the attorneys in this firm who have represented the Company in connection with the Purchase Agreement. We hereby advise you that we have not regularly represented the Company with respect to its ongoing operations, and the purpose of our professional engagement was not to establish factual matters or be involved in the preparation of the Offering Memorandum. We make no representation that we have independently verified the accuracy, completeness or fairness of the Offering Memorandum or that the actions taken in connection with the preparation of the Offering Memorandum were sufficient to cause the Offering Memorandum to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Offering Memorandum. No inference as to our knowledge with respect to such matters should be drawn from the fact of our limited representation of the Company.

      Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

      1. The Company is a corporation existing and in good standing under the laws of the State of Minnesota.

      2. Each of the Company's subsidiaries listed on Exhibit A and Exhibit B attached hereto (the "Subsidiaries") is an existing corporation, limited partnership or cooperative, as applicable, and is in good standing under the laws of the jurisdiction of its organization.

      3. The Company and each of the Subsidiaries are qualified to do business as a foreign corporation, limited partnership or cooperative, as applicable, and is in good standing in those states listed on Exhibit C attached hereto, which we have been informed by the Company are the only states where it or the Subsidiaries own or lease property.

      4. Based solely on our review of the minute books, and stock or partnership interest records or limited partnership agreements of such entities, to our knowledge, all of the issued and outstanding capital stock or partnership interests, as the case may be, of the Subsidiaries is owned of record by the Company or one of its Subsidiaries as indicated on Exhibit D attached hereto, except as noted thereon.

      5. The Company and each of the Subsidiaries has the power to own and lease their respective properties and to conduct their respective businesses as described in the Offering Memorandum.

      6. The Purchase Agreement has been duly authorized by all requisite corporate action, executed and delivered by the Company.

      7. The Merger Agreement has been duly authorized by all requisite corporate action, executed and delivered by the Company. The Merger Agreement (assuming the due authorization, execution and delivery by Issuer and M-Foods Holdings, Inc.) constitutes the valid and binding obligation of the Company enforceable in accordance with its terms.

      8. Upon consummation of the Merger, all of the obligations of the Issuer under the Purchase Agreement, the Indenture, the Notes, the Registration Rights Agreement and the Pledge Agreement will become obligations of the Surviving Corporation by operation of law pursuant to Section 302A.641, Subd. 2 of the Minnesota Business Corporation Act.

      Our opinions set forth above are subject to the following qualifications:

      (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application, including (without limitation) applicable fraudulent transfer laws.

      (b) Our opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

      (c) Minn. Statutes Section 290.371, Subd. 5 provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinions may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirements of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

      (d) We are qualified to practice law only in the State of Minnesota and don't purport to be expert in the laws of any other state. Our opinions expressed above are limited to the laws of the State of Minnesota. We call your attention to the fact that the Purchase Agreement states that it is governed by New York law. We have not examined the question of what law would govern the interpretation or enforcement of such agreement.

      Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date of this letter. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time of any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice or for any other reason.

      This letter may be relied upon by the Initial Purchasers only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter, in response to which it has been delivered.

      Without our written consent: (i) no person other than the Initial Purchasers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, private placement memorandum, or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

                                                                       Exhibit A

Subsidiaries of the Company incorporated in the State of Minnesota:

Casa Trucking, Inc.
Crystal Farms Refrigerated Distribution Company
Kohler Mix Specialties, Inc.
Midwest Mix, Inc.
Minnesota Products, Inc.
Northern Star Co.
Papetti's Hygrade Egg Products, Inc.

                                                                       Exhibit B

Subsidiaries of the Company formed in jurisdictions other than Minnesota:

        Entity Name                            State of Formation
        -----------                            ------------------

Farm Fresh Foods, Inc.                         California corporation
Farm Fresh Foods of Nevada, Inc.               Nevada corporation
Kohler Mix Specialties of Connecticut, Inc.    Connecticut corporation
M.G. Waldbaum Company                          Nebraska corporation
Michael Foods of Delaware, Inc.                Delaware corporation
Papetti Electroheating Corporation             New Jersey corporation
R&P Liquid Egg Technology Limited Partnership  New Jersey limited partnership
WFC, Inc.                                      Wisconsin corporation
Wisco Farm Cooperative                         Wisconsin cooperative association

                                                                       Exhibit C

Foreign Qualification of the Company and its Subsidiaries:

------------------------------------------------------------------------------------------------
    Name of Entity                                      State of         States in which
                                                      Incorporation         Qualified
------------------------------------------------------------------------------------------------
    Casa Trucking, Inc.                               Minnesota         Iowa
                                                                        New Jersey
                                                                        Pennsylvania
------------------------------------------------------------------------------------------------
    Crystal Farms Refrigerated Distribution           Minnesota         Colorado
    Company                                                             Illinois
                                                                        Indiana
                                                                        Iowa
                                                                        Kansas
                                                                        Missouri
                                                                        Nebraska
                                                                        North Dakota
                                                                        Ohio
                                                                        Pennsylvania
                                                                        South Dakota
------------------------------------------------------------------------------------------------
    Farm Fresh Foods, Inc.                            California        None
------------------------------------------------------------------------------------------------
    Farm Fresh Foods of Nevada, Inc.                  Nevada            None
------------------------------------------------------------------------------------------------
    Kohler Mix Specialties, Inc.                      Minnesota         Wisconsin
------------------------------------------------------------------------------------------------
    Kohler Mix Specialties of Connecticut, Inc.       Connecticut       None
------------------------------------------------------------------------------------------------
    M.G. Waldbaum Company                             Nebraska          Colorado
                                                                        Iowa
                                                                        Minnesota
                                                                        Ohio
                                                                        South Dakota
                                                                        Texas
                                                                        Wisconsin
------------------------------------------------------------------------------------------------
    Michael Foods, Inc.                               Minnesota         Pennsylvania
------------------------------------------------------------------------------------------------
    Michael Foods of Delaware, Inc.                   Delaware          Minnesota
------------------------------------------------------------------------------------------------
    Midwest Mix, Inc.                                 Minnesota         Texas
------------------------------------------------------------------------------------------------
    Minnesota Products, Inc.                          Minnesota         None
------------------------------------------------------------------------------------------------
    Northern Star Co.                                 Minnesota         None
------------------------------------------------------------------------------------------------
    Papetti Electroheating Corporation                New Jersey        None
------------------------------------------------------------------------------------------------
    Papetti's Hygrade Egg Products, Inc.              Minnesota         New Jersey
                                                                        Pennsylvania
------------------------------------------------------------------------------------------------
    WFC, Inc.                                         Wisconsin         None
------------------------------------------------------------------------------------------------
    Wisco Farm Cooperative                            Wisconsin         None
------------------------------------------------------------------------------------------------
    R&P Liquid Egg Technology Limited Partnership     New Jersey        None
------------------------------------------------------------------------------------------------

                                                                       Exhibit D

Record Ownership of the Company's Subsidiaries:

                                                                                    Percentage
Name of Entity                                  Record Owner                        Ownership
--------------                                  ------------                        ----------
Casa Trucking, Inc.                             M.G. Waldbaum Company                  100%

Crystal Farms Refrigerated Distribution         Michael Foods of Delaware, Inc.        100%
Company
Farm Fresh Foods, Inc.                          Michael Foods of Delaware, Inc.        100%

Farm Fresh Foods of Nevada, Inc.                Michael Foods of Delaware, Inc.        100%

Kohler Mix Specialties, Inc.                    Michael Foods of Delaware, Inc.        100%

Kohler Mix Specialties of Connecticut, Inc.     Kohler Mix Specialties, Inc.           100%

M.G. Waldbaum Company                           Michael Foods of Delaware, Inc.        100%

Michael Foods of Delaware, Inc.                 Michael Foods, Inc.                    100%

Midwest Mix, Inc.                               Kohler Mix Specialties, Inc.           100%

Minnesota Products, Inc.                        Northern Star Co.                      100%

Northern Star Co.                               Michael Foods of Delaware, Inc.        100%

Papetti Electroheating Corporation              Papetti's Hygrade Egg Products,        100%
                                                Inc.

Papetti's Hygrade Egg Products, Inc.            M.G. Waldbaum Company                  100%

R&P Liquid Egg Technology Limited               General Partner:
Partnership                                     Papetti Electroheating Corporation
                                                Limited Partners:
                                                Papetti's Hygrade Egg Products,       1.00%
                                                Inc.
                                                Raztek Corporation-not a direct       49.00%
                                                or indirect subsidiary of the         50.00%
                                                Company

WFC, Inc.                                       Michael Foods of Delaware, Inc.        100%

Wisco Farm Cooperative                          WFC, Inc.                              100%

                                                                         ANNEX I

                    TERMS AND CONDITIONS OF OFFERS AND SALES

Resale Pursuant to Regulation S or Rule 144A.

The Initial Purchasers understand that:

            (a) The Initial Purchasers agree that they have not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchasers agree that, during such 40-day restricted period, they will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

            (b) The Initial Purchasers agree that, at or prior to confirmation of a sale of Securities by them to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Securities Act, they will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or
      (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."